Exhibit 99.4(i)

CONTRACT DATA PAGE

PRODUCT:	[Spinnaker® Advisor Variable Annuity – Section 457 Plan]

OWNER:	[Any City Retirement Fund]
[1234 Main St.]
[Any City, ST 99999-9999]

ANNUITANT:	[John Doe]
Address:	[9999 Main St.]
[Any City, ST 99999-99999]
Date of Birth:	[01/01/1971]
Age:	[35] Sex: [Male]

CONTRACT NUMBER:	[LP12345678]

CONTRACT DATE:	[1/01/2006]

ANNUITY DATE:	Before [1/01/2061]

INITIAL PURCHASE PAYMENT:	[$10,000]

GOVERNING JURISDICTION:	[Any State]

MAXIMUM ISSUE AGE FOR A ANNUITANT: [85]. The Certificate Date must be prior to the Annuitant’s (and any second Annuitant’s) [86th ] birthday.

MAXIMUM ANNUITIZATION AGE: [90]. Annuity payments must begin prior to the Annuitant’s (and any second Annuitant’s) [91st ] birthday.

MINIMUM INITIAL PURCHASE PAYMENT: [$10,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$30]

MINIMUM ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS:

Dollar Cost Averaging Fixed Account Option - $5,000.

Enhanced Fixed Account Option - No minimum.

Guaranteed Interest Period Fixed Account Option - $1,000 for each selected Guaranteed Period.

MINIMUM GUARANTEED INTEREST RATE: [1.50%].

MINIMUM GUARANTEED VALUE FOR THE FIXED ACCOUNT OPTIONS: Upon annuitization, death of a Annuitant, or a total withdrawal from a fixed account option, the minimum value that will be applied toward annuity payments, paid to the Beneficiary upon death of Annuitant, or paid to the Owner on behalf of the Annuitant in case of total withdrawal, will not be less than 90% of the Purchase Payments and transfers allocated to that fixed account option accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from that fixed account option accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, the MVA will be adjusted or charges will be waived.

INSURANCE CHARGES:

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to [1.25%] of the average daily net assets of each Portfolio.

ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis to [0.20%] of the average daily net assets of each Portfolio.

CONTRACT DATA PAGE

MINIMUM WITHDRAWAL: [$250] ([$100] if withdrawals made by electronic funds transfer), or the certificate value if less. The entire amount must be withdrawn out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than [$500]. The entire certificate value must be withdrawn and the Certificate will terminate if, after a withdrawal, the remaining certificate value would be less than [$1,000].

DISTRIBUTION CHARGE: May be assessed on a withdrawal from the Enhanced Fixed Account Option if the withdrawal, together with prior withdrawals and transfers taken from the Enhanced Fixed Account Option during the Certificate Year, exceed 15% of the Enhanced Fixed Account value. The distribution charge is stated as a percentage of the amount withdrawn from the Enhanced Fixed Account Option that exceeds the 15% free withdrawal amount.

Certificate Year	Distribution Charge
[1	5% of amount withdrawn]
[2	5% of amount withdrawn]
[3	5% of amount withdrawn]
[4	5% of amount withdrawn]
[5	5% of amount withdrawn]
[6	4% of amount withdrawn]
[7	3% of amount withdrawn]
[8	2% of amount withdrawn]
[After 8	0% of amount withdrawn]

WITHDRAWAL CHARGE: [$25] or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in a Certificate Year.

TRANSFERS:

The minimum amount that can be transferred out of an investment option at one time is:

•

[$500], or the entire value of the investment option if less, for transfers from any Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option. The entire amount must be transferred out of the investment option if, after a transfer, the remaining balance would be less than [$500].

•

[$500], or the available transfer amount if less, for transfers from the Enhanced Fixed Account Option. The available transfer amount is 15% of the Enhanced Fixed Account Option value per Certificate Year. The available transfer amount is reduced by previous transfers or withdrawals from the Enhanced Fixed Account Option made in the Certificate Year.

The minimum amount that can be transferred into an investment option is:

•	[$50] for transfers into any Portfolio or the Enhanced Fixed Account Option; and

•	[$1,000] for transfers into any new Guaranteed Period under the Guaranteed Period Fixed Account Option.

TRANSFER CHARGE: Each Certificate Year, [12] transfers are free of charge. For each transfer after the 12 th transfer in a Certificate Year, the transfer charge is [$10] or 2% of the amount transferred, whichever is less.

CONTRACT DATA PAGE

MARKET VALUE ADJUSTMENT: MVA = W x (Ic – In) x Fs where

W	=	the amount withdrawn, transferred, or annuitized from a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option;

Ic	=	the interest rate, in decimal form, credited on the money withdrawn, transferred, or annuitized;

In	=	the interest rate, in decimal form, that would be credited on new money allocated to a Guaranteed Period of the same duration as the Guaranteed Period from which money is being taken;

Fs	=	the adjustment factor, which varies by the length of time remaining in the Guaranteed Period and the interest rate credited on the money withdrawn, transferred, or annuitized;

s	=	number of years remaining until the end of the Guaranteed Period from which money is being taken. The adjustment factor for partial years will be interpolated between whole-year adjustment factors.

Adjustment Factors (Fs)

Number of Years Remaining in the Guaranteed Period	Where Ic < 6%	Where Ic >= 6%
0	0.00	0.00
1	0.90	0.90
2	1.80	1.75
3	2.60	2.50
4	3.40	3.15
5	4.10	3.80
6	4.80	4.35
7	5.40	4.85
8	6.00	5.35
9	6.50	5.75
10	7.00	6.15

PREMIUM TAXES: If premium taxes are charged in your state, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.

CONTRACT DATA PAGE

SEPARATE ACCOUNT: Symetra Separate Account C

ELIGIBLE INVESTMENTS:

[AIM V.I. Capital Appreciation Fund (Series II Shares)]

[AIM V.I. Capital Development Fund (Series II Shares)]

[AIM V.I. International Growth Fund (Series II Shares)]

[AIM V.I. Real Estate Fund (Series I Shares)]

[American Century VP Balanced]

[American Century VP Inflation Protection Bond Class II]

[American Century VP International]

[American Century VP Large Company Value Class II]

[American Century VP Ultra Class II]

[American Century VP Value]

[Dreyfus IP - MidCap Stock Portfolio - Initial Shares]

[Dreyfus IP - Technology Growth Portfolio - Initial Shares]

[The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares]

[Dreyfus Stock Index Fund, Inc. - Service Shares]

[Dreyfus VIF - Appreciation Portfolio - Initial Shares]

[Federated High Income Bond Fund II]

[Fidelity VIP Contrafund Portfolio - Initial Class]

[Fidelity VIP Equity-Income Portfolio]

[Fidelity VIP Growth & Income Portfolio - Initial Class]

[Fidelity VIP Growth Portfolio - Initial Class]

[Fidelity VIP Mid Cap Portfolio - Service Class 2]

[Fidelity VIP Money Market Portfolio - Service Class 2]

[Franklin Flex Cap Growth Fund - Class 2]

[Franklin Income Securities Fund - Class 2]

[Franklin Small Cap Value Fund - Class 2]

[Franklin Small-Mid Cap Growth Securities Fund - Class 2]

[Franklin U.S. Government Fund - Class 2]

[JPMorgan International Equity Portfolio]

[JPMorgan Mid Cap Value Portfolio]

[Mutual Shares Securities Fund - Class 2]

[PIMCO All Asset Fund - Advisor Shares]

[PIMCO Commodities Fund - Administrative Shares]

[Pioneer Emerging Markets VCT Portfolio Class II]

[Pioneer Equity Income VCT Portfolio Class II]

[Pioneer High Yield VCT Portfolio Class II]

[Pioneer Small Cap Value VCT Portfolio Class II]

[Pioneer Strategic Income VCT Portfolio Class II]

[Templeton Developing Markets Securities Fund - Class 2]

[Templeton Global Income Securities Fund - Class 2]

[Templeton Growth Securities Fund - Class 2]

Symetra Life Dollar Cost Averaging Fixed Account Option

[6-month period]

[12-month period]

Symetra Life Enhanced Fixed Account Option

Symetra Life Guaranteed Interest Period Fixed Account Option

[1-Year Guaranteed Period]

[2-Year Guaranteed Period]

[3-Year Guaranteed Period]

[4-Year Guaranteed Period]

(Longer Guaranteed Periods may be available. Contact your Registered Representative or Symetra for details.)

ANNUITY SERVICE OFFICE:
Home Office: Symetra Life Insurance Company [Retirement Services] [777 108th Avenue NE #1200] [Bellevue, WA 98004-5135]	Mailing Address: Symetra Life Insurance Company [Retirement Services] [P.O. Box 3882] [Seattle, WA 98124-3882]	Telephone: Fax:	[800-SYMETRA] [800-796-3872] [425-256-5599]